Exhibit 21

Genworth Financial, Inc.’s subsidiaries as of December 31, 2024 are listed below. Except where noted below, Genworth Financial, Inc. owns, directly or indirectly, 100% of the outstanding shares or other equity interests of these companies (including, with respect to certain companies, shares in names of nominees and qualifying shares in names of directors).

Name	Domicile
Assigned Settlement, Inc.	Virginia
Capital Brokerage Corporation	Washington
CareScout, LLC	Delaware
CareScout Holdings, Inc.	Delaware
CareScout Insurance Company	Virginia
Enact Financial Assurance Corporation(1)	North Carolina
Enact Financial Services, Inc.(1)	Delaware
Enact Holdings, Inc.(1)	Delaware
Enact Mortgage Holdings, LLC(1)	North Carolina
Enact Mortgage Insurance Corporation(1)	North Carolina
Enact Mortgage Insurance Corporation of North Carolina(1)	North Carolina
Enact Mortgage Services, LLC(1)	North Carolina
Enact Residential Insurance Corporation(1)	North Carolina
Enact Re Ltd.(1)	Bermuda
Genworth Annuity Service Corporation	Delaware
Genworth Financial Agency, Inc.	Virginia
Genworth Financial Asia Limited	Hong Kong
Genworth Financial India Private Limited	India
Genworth Financial International Holdings, LLC	Delaware
Genworth Financial Mauritius Holdings Limited(1)	Mauritius
Genworth Holdings, Inc.	Delaware
Genworth Life and Annuity Insurance Company	Virginia
Genworth Life Insurance Company (dba GLIC in New York)	Delaware
Genworth Life Insurance Company of New York	New York
Genworth North America Corporation	Washington
Genworth Seguros de Credito a la Vivienda, S.A. de C.V.	Mexico
Genworth Servicios, S. de R. L. de C. V.	Mexico
GFCM LLC	Delaware
GLIC Real Estate Holding, LLC	Delaware
GLICNY Real Estate Holding, LLC	Delaware
GNWLAAC Real Estate Holding, LLC	Delaware
HGI Annuity Service Corporation	Delaware
Jamestown Assignment Company, Inc.	Virginia
Mayflower Assignment Corporation	New York
Monument Lane PCC, Inc.(1)	Washington, D.C.
Monument Lane IC 1, Inc.(1)	Washington, D.C.
Monument Lane IC 2, Inc.(1)	Washington, D.C.
Newco Properties, Inc.	Virginia
River Lake Insurance Company VI	Delaware
River Lake Insurance Company X	Vermont
Sponsored Captive Re, Inc.(1)	North Carolina
United Pacific Structured Settlement Company	Florida

(1)	Genworth Financial, Inc. beneficially owns approximately 81% of the shares.